EXHIBIT 16.1

BDO	BDO Seidman, LLP	150 Federal Street
	Accountants and Consultants	9th Floor
Boston, MA 02110
Telephone: (617) 422-0700
Fax: (617) 422-0909

November 28, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have been furnished with a copy of the response to Item 4.01 of Form 8-K/A for the event that occurred on November 4, 2005, to be filed by our former client, National Datacomputer, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

/s/  BDO Seidman, LLP